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                                                                    EXHIBIT 99.3

                      CHAFFE & ASSOCIATES, INC. LETTERHEAD


August 9, 2002

Board of Directors
UNIFAB International, Inc.
5007 Port Road
New Iberia, LA 70562

Gentlemen:

We understand that UNIFAB International, Inc. ("Unifab") and Midland Fabricators and Process Systems, L.L.C. ("Midland") have entered into a Preferred Stock Purchase, Debt Exchange and Modification Agreement dated April 26, 2002 (the "Agreement"), which provides for, among other things, (a) the issuance of 738 shares of Unifab convertible preferred stock to Midland in exchange for the cancellation of $10.0 million of the Company's outstanding senior debt, and (b) the conversion of the Company's remaining senior debt, related penalties and interest, and certain other notes payable into a subordinated note payable for approximately $1.9 million due in 2005, a subordinated note payable for approximately $5.0 million due in 2006 and a convertible, subordinated debenture for approximately $10.7 million due in 2007. Midland is currently the owner of the senior debt and the other notes payable.

Midland has also acquired approximately $5.7 million of Unifab's trade payables, and we understand Midland has agreed to settle such payables with Unifab for approximately $4.5 million. In addition, Midland has agreed to assist Unifab in establishing a line of credit of $7.0 million to be used for working capital purposes, which line of credit shall be guaranteed by Midland.

Each share of Unifab preferred stock will be mandatorily convertible into 100,000 shares of Unifab common stock at such time as the Company's shareholders authorize additional shares of common stock. In the meantime, each share of Unifab preferred stock will have the right to cast 100,000 votes, voting with the common shares on any matter coming before the shareholders of the Company. After the initial phase of the proposed transaction is consummated, Midland's beneficial ownership of Unifab's voting power will be approximately 90%, and Midland will control Unifab. Further, Midland will have the option to convert all or any portion of the debenture into shares of Unifab common shares at a price of $0.35 per share. After a conversion of the debenture, Midland would own approximately 93% of the common stock of the Company.

Additionally, Midland has agreed that after the initial phase of the proposed transaction is consummated, it will cause the Company to offer all shareholders (other than Midland) the right to purchase up to a total of $16.4 million additional shares of common stock at a price of $0.35 per share (the "Subscription Option").

You have asked our opinion as to whether on the date hereof, from a financial point of view, the "Transaction", subject to the other terms and conditions of the Agreement, is fair to the "Holders of Unifab Common Stock". The above outlined phases of the proposed transaction, when taken together as a whole, shall be defined as the "Transaction". The "Holders of Unifab Common Stock" shall be defined to include all holders of Unifab common stock other than Midland, Mr. William M. Hines or any affiliates of either.

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Board of Directors                                                August 9, 2002
RE: UNIFAB INTERNATIONAL, INC.                                            Page 2

Board of Directors August 9, 2002 RE: UNIFAB INTERNATIONAL, INC. Page 3 Chaffe & Associates, Inc. ("Chaffe"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, security financings, and valuations for estate, corporate, and various other purposes. Neither Chaffe nor any of its principal officers or shareholders haven ownership interest in Unifab or Midland. In 1998, Chaffe performed certain financial advisory services for Allen Tank, Inc. in its sale to Unifab, for which we received customary compensation. In the current matter, we are financial advisors to the Board of Directors of Unifab in connection with the Transaction, and we will receive a fee for our services, which include the rendering of an opinion on this transaction as of July 23, 2002 and the confirmation of our opinion as of this date. Our compensation for our services, including the preparation and delivery of this opinion, is not dependent or contingent upon the completion of a transaction and is not related to or based upon the nature of the findings made herein. Unifab has agreed to indemnify us for certain liabilities that may arise out of rendering this opinion.

In connection with rendering our opinion, Chaffe, among other things: (i) reviewed a copy of the Agreement; (ii) reviewed and analyzed Company audited financial statements for the years ending March 31, 1997 through 2000, the nine months ending December 31, 2000,and the year ending December 31, 2001, and internally-prepared financial statements for the six months ending June 30, 2002, as well as other financial and operating data concerning the Company prepared by its management, including pro forma financial projections dated as of August 8, 2002, for the Transaction and for fiscal year 2002; (iii) reviewed independent appraisals of certain Unifab property, plant and equipment; (iv) reviewed and discussed the past and current operations, financial condition and prospects of the Company with members of the Company's senior management; (v) reviewed and discussed the strategic rationale for the Transaction with members of the Company's senior management; (vi) reviewed the reported prices and trading activity for the Company common stock; (vii) compared the financial performance of the Company and the prices and trading activity of the Company common stock with those of certain comparable publicly-traded companies and their securities; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable business combinations among oil and gas service companies specifically, and other industries generally; (ix) evaluated the potential pro forma financial impact of the Transaction on Unifab; and (x) performed such other analyses and examinations, and considered such other financial, economic and market criteria as Chaffe deemed appropriate to this opinion.

In our review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information, appraisals and all other information reviewed by us for purposes of our opinion. Chaffe did not conduct a physical inspection of the properties and facilities of Unifab, nor did we perform an independent verification of the value of the Company's assets or liabilities. With respect to the Company's projected financial results, Chaffe has assumed that they were reasonably prepared on bases reflecting the Company management's best currently available estimates and judgments of future financial performance. We have further relied upon the assurances of Company management that they are not aware of any facts that would make such information inaccurate, incomplete or misleading. We have also relied on Midland's representation in the Agreement regarding its ability to perform under the Agreement.

In connection with the preparation of our opinion, we were not authorized to solicit, and did not solicit, third-parties regarding alternatives to the Transaction. We have not considered the relative merits of the Transaction as compared to any other business plan or opportunity that might be available to Unifab or the effect of any other arrangement in which Unifab might engage, although we are aware of discussions that Unifab has had

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Board of Directors                                                August 9, 2002
RE: UNIFAB INTERNATIONAL, INC.                                            Page 3

over the last year with other potential transaction partners. We have assumed that the Transaction will be consummated on substantially the same terms set forth herein. For purposes of our opinion, we have assumed that no shareholders of Unifab exercise their Subscription Options. Our opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated as of the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Further, we express no opinion as to the prices or trading ranges at which Unifab common stock will trade at any time.

This letter does not constitute a recommendation to any shareholder as to whether such holder should exercise his or her Subscription Option, and should not be relied upon by any shareholder as such.

It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purposes without our prior written consent.

Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion as of the date hereof that, from a financial point of view, the Transaction is fair to the Holders of the Unifab Common Stock.


Very truly yours,

CHAFFE & ASSOCIATES, INC.




/s/ Chaffe & Associates, Inc.
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